Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Program 2021, and the Virtual Restricted Stock Unit Program 2021 of our report dated March 12, 2021, with respect to the consolidated financial statements of Jumia Technologies AG included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Luxembourg,

August 10, 2021